[RYDEX | SGI LOGO]

July 1, 2010

Dear Shareholder,

I am writing to you today regarding our proxy vote.  We are at an impasse and hope that you can help us.

As of the record date of February 24, 2010, you are a substantial shareholder of one of the Rydex | SGI Funds, and your vote has become key to our proxy solicitation.  While I realize that these sorts of requests are annoying and intrusive—I can assure you that they are critical to us at this point in time.  In the case of the Rydex Fund that you hold, it would not be mathematically possible to obtain a quorum without your vote.

The fund’s Board of Trustees is recommending that shareholders vote in favor of the proposals.

I have attached instructions on how to cast your vote.  Should you like more information about the issue, please feel free to call our toll free line at 1-877-864-5058.  Representatives are available to answer your call during the week from 9:00 am–11:00 pm EST Mondays through Fridays and Saturdays from 10:00 am-6:00 pm EST.  I thank you in advance for your time with this matter.

Sincerely,

MARC ZEITOUN

Marc Zeitoun
Managing Director, Head of Sales

Securities offered through Rydex Distributors, Inc., an affiliate of Security Global Investors

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